Exhibit 10.25

Platform Intermediary Service Agreement

(Contract No. :  [●])

Party A (Principal ): Chongqing Pengmei Supermarket Co., Ltd.

No:91500103MA5UQF049K

Legal representative: Zili Zhang

Party B(Intermediary): Sichuan Toucu Finance Information Service Co. Ltd.

No:91510104091268239Q

Legal representative: Benqiang Shi

Whereas:

1.	Due to the request of the liquid capital, Party A needs external financing (“Financing Project”).Party A delegates Party B as a middleman to post financing information by its’ internet finance service platform (Toucu finance www.chinap2g.com, “Toucu Platform” ) in order to look for the Lending institutions or personal (“Third Party Funders”)

2.	Based on the principals of equality and voluntariness, after friendly negotiation, both Parties agree to the terms set forth below.

I.	Platform Service items

1.	Party A delegates Party B as an Intermediary to post financing information by Toucu Platform, Party B should make contribution to the loan contract between Party A and Third Party Funders. Assist Party A to complete financing and related items.

2.	Loan information:

(1) Amount: RMB 1,000,000

(2) Interest rate: 8.4%

(3) Term: 2 months

(4) Purpose: working capital

(5) Source of repayment: Business income

(6) Guarantee: Asset Mortgage, actual controller guarantee or legal person guarantee, Chongqing Penglin food Co. Ltd. provides joint guarantees

(7) Repayment: loan interest shall be paid monthly and loan principal shall be repaid on maturity date.

II.	Intermediary service fee and settlement

1.	Party B shall receive service fee equal to 1.1% of the total loan, payable within 3 business days after Party A receive a loan.

2.	If Party A does not pay the service fee on time, the liquidated damage is the 10% of the total service fee, with a daily interest of 0.05%。

Principal: /s/ Chongqing Pengmei Supermarket Co., Ltd.

Intermediary: /s/ Sichuan Toucu Finance Information Service Co. Ltd.

Execution date: September 4, 2019